CUSIP No. 45765T106

EXHIBIT 4

INSCI Corp.

WRITTEN CONSENT and WAIVER

Dated as of March 31, 2004

THIS WRITTEN CONSENT AND WAIVER is executed by INSCI Corp. (the “Company”), all of the holders of Series C Convertible Preferred Stock of the Company (the “Series C Preferred Stock”), and Selway Management, Inc. (“Selway Management”), a holder of Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) and debentures convertible into shares of Series B Preferred Stock.

1. The undersigned hereby consent to the transactions contemplated by the Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), by and among the Company, Selway Partners, LLC (“Selway”) and CIP Capital, L.P. (“CIP”), including without limitation, the issuance of 415,863 shares of Series C Preferred Stock to each of Selway and CIP (the “New Shares”), and the issuance of any shares of Common Stock upon the conversion of the New Shares (the “Conversion Shares”).

2. The undersigned also hereby unconditionally and irrevocably waive any and all voting, antidilution or notice rights they have or may have with respect to the sale and issuance of the New Shares and the Conversion Shares (and any shares of Series C Preferred Stock issued to Selway and CIP as dividends with respect to the New Shares), as contemplated by the Company’s amended and restated certificate of designation, as amended as of the date hereof; and in the case of Selway Management, any and all rights it has or may have under the Series B Investment Agreement, by and among the Company, Selway and Selway Management dated June 21, 2001, as amended, with respect to the transactions set forth in the Purchase Agreement.

3. The undersigned also agree and acknowledge that the Conversion Shares shall be deemed to be “Series C Registrable Securities” as such term is defined in the Amended and

CUSIP No. 45765T106

Restated Registration Rights Agreement by and among the Company, SCP, Selway, Selway Management, CIP and CSSMK, dated as of September 4, 2003, as amended.

IN WITNESS WHEREOF, the undersigned have duly executed this Written Consent and Waiver as of the date set forth above.

SCP Private Equity Partners II, L.P.

By:

Name:

Title:

CSSMK, LLC

By:

Name:

Title:

Selway Management, Inc.

By:

Name:

Title:

With respect to Paragraph 3 only, AGREED TO AND ACKNOWLEDGED BY:

Selway Partners, LLC

By:

Name:

Title:

CIP Capital L.P.

By:

Name:

Title:

INSCI Corp.

By:

Name:

Title: